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Exhibit 3.30
                            ARTICLES OF INCORPORATION
                                       OF
                   HENDERSON & ASSOCIATES REHABILITATION, INC.

STATE OF ALABAMA  )
                  )
COUNTY OF MORGAN  )

         The undersigned, Paul G. Henderson, desiring to become one body corporate under and by virtue of the laws of the State of Alabama and acting as incorporator of such corporation, does hereby sign and adopt the following Articles of Incorporation for such corporation:

         (1)      NAME OF CORPORATION:

         The name of this Corporation is:

         Henderson & Associates Rehabilitation, Inc.

         (2)      PERIOD OF DURATION:

         The period of duration of this Corporation is perpetual.

         (3)      PURPOSE OF THE CORPORATION:

         The purposes for which this corporation is organized are:

         (a) To engage in any and all lawful practices relative to the operation of a rehabilitation center, including but not limited to physical therapy, occupational therapy, speech therapy services and training, sales of rehabilitation equipment, marketing and teaching activities associated with the rehabilitation centers and to contract with other agencies and facilities for rehabilitation services.

         (b) To have and exercise any and all powers necessary to effect any and all purposes for which the corporation is formed.

         (c) To transact any and all lawful business for which a corporation may be incorporated under the provisions of Chapter 2A of the "Alabama Business Corporation Act," Section 10-2A-1, et. seq., Code of Alabama, 1975, as amended.

         (d)      CAPITAL STOCK:

         The aggregate number of shares which this corporation shall have authority to issue is 1,000 shares of common stock at a par value of $1.00 each. Every share of said stock shall be
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equal to every other share of said stock and none of such stock shall have preference over any other of said stock.

         (5)      REGISTERED OFFICE:

         The address of the initial registered office of this corporation is 1530 6th Avenue, S.E, Decatur, Alabama, 35601, and the name of its initial registered agent at such address is Paul G. Henderson.

         (6)      DIRECTORS:

         The number of directors constituting the initial Board of Directors of this Corporation is one (1) and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until successors are elected and shall qualify is:

         Paul G. Henderson     ----                  1530 6th Avenue, S.E.
                                                     Decatur, AL  35601

         (7)      INCORPORATORS:

         The name and address of each incorporator is:

         Paul G. Henderson     ----                  1530 6th Avenue, S.E.
                                                     Decatur, AL  35601

         (8)      POWERS:

         The corporation shall possess all the powers necessary to conduct the business or businesses and carry out the objects and purposes herein expressed and all those expressly conferred upon corporations by the laws of the State of Alabama, as well as those necessarily implied, together with the following additional powers:

         A. To lend money and to take security therefor, or to borrow money and to give security therefor, on such terms as the Board of Directors may deem proper and advisable.

         B. To purchase, acquire and own share of its capital stock or the capital stock of any other corporation.

         C. To purchase, sell, lease, exchange, assign, transfer convey, pledge, or otherwise alienate, acquire, or dispose of any real or personal property owned or otherwise acquired by the corporation on such terms as the Board of Directors may deem proper and advisable.
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         D.       To engage in business as natural persons may, not inconsistent with the provisions of laws pertaining to corporations in the State of Alabama.

         IN WITNESS WHEREOF, I, Paul G. Henderson, being the incorporator hereinabove named, have hereunto set my hand and seal of this the 26th day of March, 1993.


                                                     /s/ Paul G. Henderson
                                                     ---------------------
                                                     Paul G. Henderson

STATE OF ALABAMA  )
                  )
COUNTY OF MORGAN  )

         Before me, the undersigned authority, a Notary Public, in and for said County and State, personally appeared Paul G. Henderson, who being first duly sworn, did depose and say that he has read the foregoing Articles of Incorporation and that the same is true and correct to the best of his knowledge, information and belief.

         Sworn to and subscribed before me on this the 26th day of March, 1993.


                                                  /s/ R. Eric Summerford
                                                  -----------------------------
                                                  Notary Public
                                                  My Commission expires: 6-28-93
                                                                         -------
This document prepared by:

R. Eric Summerford
NOWLIN, SUMMERFORD & MCBRIDE
118 East Moulton Street
P. O. Box 1149
Decatur, Alabama  35602
(205) 353-8601